UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 6, 2013, Emerald Oil, Inc. and its subsidiary, Emerald WB LLC (together “Emerald”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with USG Properties Bakken II, LLC, a Delaware limited liability company (“Buyer”), pursuant to which the Company sold to Buyer on the same date certain non-operated North Dakota and Montana oil and natural gas properties, leasehold mineral interests and related assets (the “Assets”) for aggregate cash consideration of approximately $110 million, subject to customary adjustments. Under the Purchase Agreement, the transaction was given economic effect as of April 1, 2013 such that all proceeds and certain customary operational costs and expenses attributable to the Assets will be apportioned between Emerald and Buyer based on such date.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities by Emerald and Buyer. The Purchase Agreement also provides for potential post-closing adjustments based on title and environmental diligence to be conducted by Buyer between the closing date and December 31, 2013, subject to Emerald’s right to cure any identified title and environmental defects.  Buyer placed $11 million of the purchase price into an escrow account to be held by the escrow agent pending completion of the title and environmental diligence process.

The following unaudited pro forma condensed consolidated balance sheet is based on Emerald’s historical balance sheets, giving effect to the asset sale as if the transaction had occurred on June 30, 2013. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 are based on Emerald’s historical statements of operations giving effect to the asset sale as if the transaction had occurred on January 1, 2012. The historical information is derived from Emerald’s audited financial statements for the year ended December 31, 2012 and the unaudited financial statements for the six months ended June 30, 2013.

The unaudited pro forma condensed consolidated financial statements are provided for information purposes only and are based on estimates and assumptions as set forth in the notes to such statements. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations to be expected in any future period or the results that actually would have been realized had the transaction been completed as of the dates set forth in this unaudited pro forma financial information. This information should be read in conjunction with the Emerald’s historical financial statements and related notes and in conjunction with the accompanying notes to these unaudited pro forma condensed consolidated financial statements.

EMERALD OIL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

JUNE 30, 2013

(in thousands)

	Emerald Oil, Inc.	Pro Forma Adjustments	Notes	Pro Forma Adjusted

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$72,691	$110,090	(a)	$182,781
Trade Receivables	18,306	—		18,306
Other Receivables	1,380	—		1,380
Prepaid Expenses and Other Current Assets	318	—		318
Total Current Assets	92,695	110,090		202,785
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method
Proved Oil and Natural Gas Properties	218,086	(151,926)	(a)	66,160
Unproved Oil and Natural Gas Properties	55,969	(13,568)	(a)	42,401
Equipment and Facilities	88	—		88
Other Property and Equipment	587	—		587
Total Property and Equipment	274,730	(165,494)		109,236
Less – Accumulated Depreciation, Depletion and Amortization	(87,026)	65,930	(a)	(21,096)
Total Property and Equipment, Net	187,704	(99,564)		88,140
Prepaid Drilling Costs	2	—		2
Fair Value of Commodity Derivatives	456	—		456
Debt Issuance Costs, Net of Amortization	225	—		225
Deposits on Acquisitions	1,050	—		1,050
Other Non-Current Assets	175	—		175
Total Assets	$282,307	$10,526		$292,833
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$38,610	$—		$38,610
Fair Value of Commodity Derivatives	407	—		407
Accrued Expenses	1,978	—		1,978
Advances from Joint Interest Partners	835	—		835
Total Current Liabilities	41,830	—		41,830
LONG-TERM LIABILITIES
Revolving Credit Facility	—	—		—
Asset Retirement Obligations	432	(309)	(a)	123
Warrant Liability	12,707	—		12,707
Total Liabilities	54,969	(309)		54,660

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series A Perpetual Preferred Stock – 350,000 issued and outstanding at June 30, 2013. Liquidation preference value of $39,375,000 as of June 30, 2013.	26,142	—		26,142
Series B Voting Preferred Stock – 5,114,633 issued and outstanding at June 30, 2013. Liquidation preference value of $5,115 as of June 30, 2013.	5	—		5

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 42,458,258 Shares Issued and Outstanding at June 30, 2013	42	—		42
Additional Paid-In Capital	279,527	—		279,527
Accumulated Deficit	(78,378)	10,835	(a)	(67,543)
Total Stockholders’ Equity	201,191	10,835		212,026
Total Liabilities and Stockholders’ Equity	$282,307	$10,526		$292,833

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

 EMERALD OIL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(in thousands)

	Emerald Oil, Inc.	Pro Forma Adjustments	Notes	Pro Forma Adjusted

REVENUES
Oil and Natural Gas Sales	$18,792	$(12,588)	(b)	$6,204
Realized and Unrealized Loss on Commodity Derivatives	(102)	—		(102)
	18,690	(12,588)		6,102
OPERATING EXPENSES
Production Expenses	2,636	(1,810)	(c)	826
Production Taxes	1,750	(1,045)	(d)	705
General and Administrative Expenses	11,369	—		11,369
Depletion of Oil and Natural Gas Properties	6,742	(4,570)	(e)	2,172
Depreciation and Amortization	54	—		54
Accretion of Discount on Asset Retirement Obligations	14	(10)	(f)	4
Total Expenses	22,565	(7,435)		15,130

LOSS FROM OPERATIONS	(3,875)	(5,153)		(9,028)

OTHER INCOME (EXPENSE)
Interest Expense	(255)	—		(255)
Warrant Revaluation Expense	(4,081)	—		(4,081)
Other Income, Net	3	—		3
Total Other Expense, Net	(4,333)	—		(4,333)

LOSS BEFORE INCOME TAXES	(8,208)	(5,153)		(13,361)

INCOME TAX EXPENSE	—	—		—

NET LOSS/INCOME	$(8,208)	$(5,153)		$(13,361)
Less: Preferred Stock Dividends	(6,282)	—		(6,282)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,490)	$(5,153)		$(19,643)

Net Loss Per Common Share — Basic and Diluted	$(0.50)			$(0.67)
Weighted Average Shares Outstanding — Basic and Diluted	29,166			29,166

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMERALD OIL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(in thousands)

	Emerald Oil, Inc.	Pro Forma Adjustments	Notes	Pro Forma Adjusted

REVENUES
Oil and Natural Gas Sales	$28,130	$(23,302)	(b)	$4,828
Realized and Unrealized Loss on Commodity Derivatives	(215)	—		(215)
	27,915	(23,302)		4,613
OPERATING EXPENSES
Production Expenses	2,727	(2,447)	(c)	280
Production Taxes	2,955	(2,418)	(d)	537
General and Administrative Expenses	12,904	—		12,904
Depletion of Oil and Natural Gas Properties	12,771	(10,563)	(e)	2,208
Impairment of Oil and Natural Gas Properties	61,901	—		61,901
Depreciation and Amortization	54	—		54
Accretion of Discount on Asset Retirement Obligations	15	(13)	(f)	2
Gain on Acquisition of Business, Net	(5,758)	—		(5,758)
Total Expenses	87,569	(15,441)		72,128

LOSS FROM OPERATIONS	(59,654)	(7,861)		(67,515)

OTHER INCOME (EXPENSE)
Interest Expense	(2,614)	—		(2,614)
Other Expense, Net	(28)	—		(28)
Total Other Expense, Net	(2,642)	—		(2,642)

LOSS BEFORE INCOME TAXES	(62,296)	(7,861)		(70,157)

INCOME TAX EXPENSE	—	—		—

NET LOSS/INCOME	$(62,296)	$(7,861)		$(70,157)
Less: Preferred Stock Dividends	—	—		—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(62,296)	(7,861)		(70,157)

Net Loss Per Common Share — Basic and Diluted	$(4.91)			$(5.52)
Weighted Average Shares Outstanding — Basic and Diluted	12,700			12,700

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMERALD OIL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

On September 6, 2013, Emerald Oil, Inc. and its subsidiary, Emerald WB LLC (together “Emerald”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with USG Properties Bakken II, LLC, a Delaware limited liability company (“Buyer”), pursuant to which the Company sold to Buyer on the same date certain non-operated North Dakota and Montana oil and gas properties, leasehold mineral interests and related assets (the “Assets”) for aggregate cash consideration of $110 million, subject to customary adjustments. Under the Purchase Agreement, the transaction was given economic effect as of April 1, 2013 such that all proceeds and certain customary operational costs and expenses attributable to the Assets will be apportioned between Emerald and Buyer based on such date.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities by Emerald and Buyer. The Purchase Agreement also provides for potential post-closing adjustments based on title and environmental diligence to be conducted by Buyer between the closing date and December 31, 2013, subject to Emerald’s right to cure any identified title and environmental defects.  Buyer placed $11 million of the purchase price into an escrow account to be held by the escrow agent pending completion of the title and environmental diligence process.

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheet of Emerald, giving effect to the asset sale as if the transaction had occurred on June 30, 2013. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 are based on Emerald’s historical statements of operations, giving effect to the asset sale as if the transaction had occurred on January 1, 2012. The historical information is derived from Emerald’s audited financial statements for the year ended December 31, 2011 and the unaudited financial statements for the six months ended June 30, 2012.

The unaudited pro forma condensed consolidated financial statements are provided for information purposes only and are based on estimates and assumptions as set forth in the notes to such statements. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations to be expected in any future period or the results that actually would have been realized had the transaction been completed as of the dates set forth in this unaudited pro forma financial information. This information should be read in conjunction with Emerald’s historical financial statements and related notes in conjunction with the accompanying notes to these unaudited pro forma condensed consolidated financial statements.

2. Sale Price

The Transaction was accounted for under the full cost method of accounting for oil and natural gas operations, in accordance with Accounting Standard Codification 932 relating to “Extractive Activities – Oil and Gas”. Under the full cost method, sales of oil and natural gas properties, whether or not being amortized, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center. The sale represents greater than 25 percent of Emerald’s proved reserves of oil and gas attributable to the cost center. As a result, there is a significant alteration in the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center. Total capitalized costs within the cost center are allocated on the basis of the relative fair values of the properties sold and those retained due to substantial economic differences between the properties sold and those retained. Following this methodology with the information and circumstances available as of the date of the unaudited pro forma financial statements and if the asset sale closed on June 30, 2013, the following table represents an estimated net sales price allocation of the transaction (in thousands):

Sale price	$111,090
Add: disposition of asset retirement obligations	309
Less: sale expenses	(1,000)
Sale price, net	$110,399

Proved oil and natural gas properties	$151,926
Accumulated depletion	(65,930)
Unproved oil and natural gas properties	13,568
Gain on sale	10,835
Sale price, net	$110,399

The calculated gain on the sale for purposes of the unaudited pro forma condensed consolidated financial statements is not an indication of the gain recorded for book purposes in accordance with U.S. generally accepted accounting principles. Many factors affect the gain calculation during the period between the dates set forth in this unaudited pro forma financial information and the date of the transaction. These factors include, but are not limited to, development on sold and retained oil and natural gas properties, acquisitions of proved oil and natural gas properties, dispositions of proved oil and natural gas properties and other transactions that affect the capitalized costs within the cost center or fair market value of those retained oil and natural gas properties.

3. Pro Forma Adjustments

The preceding unaudited pro forma condensed consolidated balance sheet and statements of operations have been prepared as if the asset sale closed on June 30, 2013 and January 1, 2012, respectively, and reflect the following pro forma adjustments:

(a)	To reflect the sales price cash consideration, less transaction expenses, resulting gain, disposition of asset retirement obligations and charges to the full cost pool and unproved cost assets in accordance with the full cost method of accounting for oil and natural gas operations based on the relative fair values of the sold and retained properties in accordance with ASC 932 as if the transaction had closed on June 30, 2013.

(b)	To adjust revenue recognized on properties included in the asset sale as if the transaction had closed on January 1, 2012 for the year ended December 31, 2012 and for the six months ended June 30, 2013.

(c)	To adjust production expenses recognized on properties included in the asset sale as if the transaction had closed on January 1, 2012 for the year ended December 31, 2012 and for the six months ended June 30, 2013.

(d)	To adjust production taxes recognized on properties included in the asset sale as if the transaction had closed on January 1, 2012 for the year ended December 31, 2012 and for the six months ended June 30, 2013.

(e)	To adjust depletion expenses recognized on properties included in the asset sale as if the transaction had closed on January 1, 2012 for the year ended December 31, 2012 and for the six months ended June 30, 2013.

(f)	To adjust accretion expenses recognized on properties included in the asset sale as if the transaction had closed on January 1, 2012 for the year ended December 31, 2012 and for the six months ended June 30, 2013.